UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2009

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 18, 2009, Acuity Brands, Inc. (the “Company”), Acuity Brands Lighting, Inc., a wholly-owned subsidiary of the Company, Sensor Switch, Inc. and Brian Platner entered into a Stock Purchase Agreement (the “Agreement”) pursuant to which Acuity Brands Lighting will acquire from Mr. Platner all of the issued and outstanding shares of capital stock of Sensor Switch (the “Acquisition”).

In consideration for the Acquisition, Mr. Platner will receive the aggregate consideration of $205 million to be comprised of (i) 2 million shares of common stock of the Company, (ii) a $30 million note of Acuity Brands Lighting and (iii) approximately $131 million of cash. The purchase price is subject to a post-closing adjustment and may be increased or reduced as provided in the Agreement.

The Agreement contains customary representations and warranties, certain of which will survive closing for specified periods. In addition, the Agreement includes customary covenants and indemnification obligations, capped at specified amounts, and an escrow fund for the benefit of Acuity Brands Lighting and the Company following the closing of the Acquisition to satisfy certain indemnification obligations that may arise. Acuity Brands Lighting and the Company have also agreed to indemnify Mr. Platner under certain circumstances. Pursuant to the terms of the Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission to cover the resale of the shares being issued to Mr. Platner in the Acquisition.

The Acquisition is currently expected to close during the Company’s fiscal third quarter of 2009, subject to certain conditions contained in the Agreement, including the continuing accuracy of representations and warranties and the completion of certain regulatory procedures.

The foregoing summary of the Agreement is qualified in its entirety by the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On March 18, 2009, the Company issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

2.1	Stock Purchase Agreement dated March 18, 2009.

99.1	Press Release dated March 18, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 18, 2009

ACUITY BRANDS, INC.

By:	/s/ Richard K. Reece
Richard K. Reece
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1	Stock Purchase Agreement dated March 18, 2009.

99.1	Press Release dated March 18, 2009.